                                                                     EXHIBIT 4.1

          NUMBER                                             SHARES
       COMMON STOCK                                       COMMON STOCK

                    [LOGO OF IMH COMMERCIAL HOLDINGS, INC.]

  TRANSFERABLE IN THE CITIES OF BOSTON, MASSACHUSETTS AND NEW YORK, NEW YORK SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

INCORPORATED UNDER THE LAWS                                   CUSIP 45272R 10 6
 OF THE STATE OF MARYLAND


FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE,
                                      OF
    --------------                                           ---------------
------------------       IMH COMMERCIAL HOLDINGS, INC.       -------------------
    --------------                                           ---------------

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation and the Bylaws of the Corporation, as amended from time to time. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:
Countersigned and Registered:
                             BankBoston, N.A.
                         (Canton, Massachusetts)
                                             Transfer Agent and Registrar

                [IMH COMMERCIAL HOLDINGS, INC. CORPORATE SEAL]

By: /s/ [ILLEGIBLE]         /s/ Richard J. Johnson    /s/ Joseph R. Tomkinson
    AUTHORIZED SIGNATURE        SECRETARY                 CHAIRMAN OF THE BOARD
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                         IMH COMMERCIAL HOLDINGS, INC.
                               IMPORTANT NOTICE
                               ----------------

      This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the "Charter") and the Bylaws of the Corporation, as amended from time to time, by all of which the holder by acceptance hereof is bound.

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and the rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class of stock which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder upon request to the Secretary of the Corporation at its principal office or to the Transfer Agent.

     The shares represented by this Certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of the Corporation's Class A Common Stock in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of Class A Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own shares of the Corporation's Class A Preferred Stock in excess of 9.8 percent (in value or number of Shares, whichever is more restrictive) of the outstanding shares of Class A Preferred Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iv) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (v) no Person may Beneficially Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (vi) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions or transfer of ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

         KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
      OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A
            CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of the Certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

 TEN COM  - as tenants in common    UNIF GIFT MIN ACT - _____ CUSTODIAN _______
                                                       (Cust)           (Minor)

 TEN ENT  - as tenants by the entireties      Under Uniform Gifts to Minors Act

 JT TEN  -  As joint tenants with right       ---------------------------------
            of survivorship and not as                    (State)
            tenants in common

    Additional abbreviations may also be used though not in the above list.


For Value Received                     hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF TRANSFEREE

---------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
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---------------------------------------------------------------------Shares of
Common Stock, $.01 par value per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint

-------------------------------------------------------------------- Attorney to
transfer the said shares of Common Stock on the books of the Corporation, with full power of substitution in the premises.


Dated:
      -----------------------------     -------------------------------------
                                        NOTICE: THE SIGNATURE OF THIS
                                        ASSIGNMENT MUST CORRESPOND WITH THE NAME
                                        AS WRITTEN UPON THE FACE OF THE
SIGNATURE(S) GUARANTEED                 CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                        ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                        WHATEVER.




BY:
   -------------------------------------------
   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
   ELIGIBLE GUARANTOR INSTITUTION (Banks,
   Stockbrokers, Savings and Loan Associations
   and Credit Unions) WITH MEMBERSHIP IN AN
   APPROVED SIGNATURE GUARANTEE MEDALLION
   PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.


05003-----S/06-97/ Imperial Credit